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                                                                   EXHIBIT 10.29

                                LICENSE AGREEMENT
                                  (Auto Design)

        This agreement is made and entered into this 28th day of February, 1997 ("Effective Date") by and between Robert Yates Racing Inc. ("Licensor") and LBE Technologies, Inc. ("Company").

        Grant of Rights. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor hereby grants to Company a nonexclusive license for use in the United States of America to incorporate the Auto Design, as hereinafter defined, into Productions, as hereinafter defined. The license granted hereunder includes the right to reproduce, use, display, digitize, broadcast, perform, modify, and distribute the Auto Design, in whole or in part, as incorporated in any Production and any advertising and promotion related to any Production. This license shall not include the right to use the Auto Design independently of the Productions or advertising and promotion related thereto. The rights granted herein shall not confer in Licensor any rights of ownership in any Production, including, without limitation, the copyright thereto, all of which shall be and remain the exclusive property of Company, except that Licensor shall retain copyright in the Auto Design. This license grant includes, without limitation, use of the Auto Design on Simulators (defined below) and as a computer graphic projected on a monitor and/or screen at Centers (defined below).

        Description of Auto Design. "Auto Design" shall mean the trade dress, name and design of the race car known as the #88 car. "Auto Design" includes, without limitation, the colors and combination thereof, overall design, placement, shape and size of design elements, decals, logos, lettering and trademarks.

        Description of Production. "Production" shall mean any of the following:
(i) Company's current or future auto racing simulation centers ("Centers"); (ii) Company's boardable auto-shaped racing simulation control modules
("Simulators"); and (iii) other multimedia uses, including but not limited to computer software, graphical displays, and audio soundtracks.

        Monetary Consideration. In further consideration of the rights granted to Company herein, Company shall pay to Licensor the following license fees: (i) $2,000 on signing of this Agreement; (ii) $3,000 payable within 90 days of the first commercial installation and opening to the public of a Simulator incorporating the Auto Design; (iii) $7,500 payable half on June 30, 1998 and half on December 31, 1998; and (iv) $10,000 payable half on June 30, 1999 and half on December 31, 1999.

        Merchandise. Company agrees to offer Licensor's merchandise to be purchased from Robert Yates Racing, Inc., as selected by Licensor, for sale at the retail sales outlets in Company's Centers until this Agreement is terminated or expires.

        Delivery of Design Specifications. Licensor shall, within 10 days of the Effective Date, deliver to Company materials and specifications sufficient to authentically reproduce the Auto Design, including, but not limited, to paint color codes, measurements of decals, and color


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photographs clearly depicting the Auto Design including, views of each side, front, back and top of the #88 car.

        Quality Approval. After the Auto Design has been incorporated into a Simulator but before the Simulator is commercially distributed or displayed, Company will submit photographs of the Simulator to Licensor for a quality control review. Licensor shall have the opportunity to review the Simulator photographs for ten (10) business days and submit any suggested changes or improvements in the reproduction of the Auto Design to Company by the end of this period. Where reasonably possible, and considering production schedules and technical limitations, Company shall incorporate these changes and improvements in the final Simulator. Licensor's failure, within the ten (10) day period, to either (i) approve the reproduction of the Auto Design in the Simulator or (ii) submit suggestions shall be deemed to be approval of the reproduction of the Auto Design. With the exception of the foregoing, Licensor retains final approval of the reproduction of the Auto Design on a Simulator, which shall not be unreasonably withheld.

        Representations and Warranties. Licensor represents and warrants to Company that Licensor owns all right, title and interest in the Auto Design, including all copyrights, trademarks and other intellectual property rights therein, and has the authority to grant to Company the rights provided for herein. Licensor shall indemnify, defend and hold harmless Company and its officers, employees, and agents from any claims, demands, liabilities, losses, damages, judgments or settlements (including reasonable attorneys' fees) arising from any breach by Licensor of any warranty or representation made by Licensor hereunder, including without limitation a claimed infringement or violation of any intellectual property right.

        Termination. The term of this Agreement shall be three (3) years from the Effective Date, except that this Agreement may be terminated earlier as follows. If either party breaches a material provision of this Agreement, the other party may terminate this Agreement upon thirty (30) days' written notice (specifying the nature of the breach), unless the breach is cured within the thirty (30) day notice period. Company may also terminate this Agreement at any time upon sixty (60) days' notice if the Auto Design is no longer utilized on a racing car actively participating in professional auto racing. Sections 1 (as limited below), 2, 3, 8, 9 and 10 and any remedies for breach of this Agreement shall survive any termination or expiration. Notwithstanding the foregoing, the license granted pursuant to Section 1 shall be limited such that the Company may continue to exercise its rights thereunder only with respect to those Productions into which the Auto Design has already been incorporated prior to the effective date of termination or expiration of this Agreement.

        General. Each party shall be and act as an independent contractor and not as partner, joint venture or agent of the other. The provisions herein constitute the entire understanding between the parties hereto with respect to the subject matter hereof. Any additions to or changes in the Agreement shall be valid only if set forth in writing and signed by the parties. A waiver of any of the terms or conditions of this Agreement in any instance shall not be deemed or


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construed to be a waiver of such term or condition for the future. This
Agreement shall be construed in accordance with the substantive laws of the State of California, without regard to its conflict of laws principles.

Accepted for Licensor:                      Accepted for Company:

By: William R. Yates                        By: Christopher Morse
   --------------------------------            --------------------------------
         (print name)                                  (print name)

Signature: /s/ WILLIAM R. YATES             Signature: /s/ CHRISTOPHER MORSE
          -------------------------                   -------------------------

Title:  Business Manager                    Title: Director Marketing
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Robert Yates Racing Inc.                    LBE Technologies, Inc.
115 Dwelle St.                              10401 Bubb Rd.
Charlotte, NC  28208                        Cupertino, CA  95014

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